EXHIBIT 99.1

Flushing Financial Corporation Reports 2Q18 Earnings per Diluted Share of $0.48 an Increase of 23% From 1Q18 Driven by Strong ROAE of 10.5%; Yield on Loan Originations Increased 30 Basis Points From 1Q18

SECOND QUARTER 20181 HIGHLIGHTS

  GAAP diluted EPS was $0.48, up 23.1% QoQ and 9.1% YoY
  Core diluted EPS was $0.49, up 32.4% QoQ and 6.5% YoY
  Net interest income of $42.6 million was relatively unchanged QoQ, but down 2.2% YoY
  Net interest margin was 2.76%, down 3bps QoQ and 19bps YoY
  GAAP and core ROAE were 10.5% and 10.6%, compared with 8.6% and 8.1%, respectively in 1Q18
  GAAP and core ROAA were both 0.9%, compared with 0.7% in 1Q18

UNIONDALE, N.Y., July 24, 2018 (GLOBE NEWSWIRE) -- Flushing Financial Corporation (the “Company”) (Nasdaq:FFIC), the parent holding company for Flushing Bank (the “Bank”), today announced its financial results for the second quarter ended June 30, 2018.

John R. Buran, President and Chief Executive Officer, stated, “We are pleased to report earnings per diluted common share of $0.48 for the second quarter of 2018, an increase of 23.1% and 9.1% from 1Q18 and 2Q17, respectively. Furthermore, ROAE increased to 10.5% for 2Q18 from 8.6% and 9.6% in 1Q18 and 2Q17, respectively.”

“For the past year, we have articulated our strategic objective of emphasizing rate over volume regarding loan originations. To that end, we decided to allow over $70 million of participations with another financial institution to prepay as the rates being offered through the refinancing process did not meet our lending criteria. Consequently, during the quarter ended June 30, 2018, our loan growth was 0.4%. We believe emphasizing rate over volume is a long-term winning strategy and we are beginning to see tangible results as the average yield in the loan portfolio has risen 10bps over the prior quarter. This was driven by the yield on new loans in the second quarter exceeding the quarterly average loan portfolio yield by 26bps and the yield of total interest earning assets by 47bps. Newly booked loans in 2Q18 had a yield of 4.57% showing an increase of 30bps from the prior quarter.”

“The move toward improved loan yields was further enhanced this quarter as $116 million of mortgage loans repriced from 4.41% to 5.37%. We look for this yield improving trend to continue as we have close to $2 billion in loans repricing through 2020.”

“Despite this good news on yields, deposit pressures outstripped the gains on the loan side as margin pressure continued. The cost of funds increased 14bps QoQ and 36bps YoY. However, the combination of improved loan yields and mitigation strategies that we put in place on the liability side of the balance sheet have decelerated the pace of margin compression from 11bps in 1Q18 to 3bps this quarter.”

“While we remain liability sensitive we have been taking proactive steps to provide further support to our margin and mitigate the impact of future rate increases by extending the maturity on our liabilities and as previously announced entered into forward interest rate swaps totaling $442 million of which $250 million has been funded as of June 30, 2018.”

“We reduced brokered deposits by $164 million partially offsetting them with core growth in our retail operations totaling $89 million. One of the contributing factors to this was our “Win Flushing” program, which focuses on the Asian community, where we are on pace to add $160 million in deposits by the end of 1Q19.”

“As we look forward to continuing our focus on stabilizing, then improving margins, we have additionally focused on bringing in more variable rate C&I loans. Over the last five quarters C&I lending has represented 35% of new loan originations.”

Mr. Buran continued, “As we’ve continued to improve loan yields we have retained our focus on credit quality. Non-performing assets decreased by 18% and, total delinquencies have decreased 3% since December 31, 2017. The allowance for loan losses to gross loans was 0.38% while the allowance for loan losses to non-performing loans increased to 137% from 123% in the linked quarter. The loan-to-value on our non-performing real estate loans at June 30, 2018 remains conservative at 35.1%. The net charge-offs of $322,000 for the quarter reflect the change in the fair value of Chicago taxi medallions from $60,000 to $25,000 per medallion, based upon recent sales transactions. Currently, the Chicago taxi medallion portfolio totals $0.2 million. Our exposure to taxi medallion loans in Chicago and NYC totals $6.2 million, which is 0.12% of total loans.”

“We remain committed to converting our branches to the Universal Banker model. In the 11 branches that have been converted we have experienced an increase of 24% in transactions processed at an ATM, reducing our customers' reliance on tellers, allowing our branch staff to focus more time on sales opportunities.”

The Company retains its focus on preserving strong risk management practices, including conservative underwriting standards and improving yields to achieve improved risk-adjusted returns.

  In the second quarter, commercial business, multi-family and commercial real estate loan originations and purchases represented 35%, 28%, and 25%, respectively, of all originations, which were made while maintaining conservative loan-to-values, debt coverage ratios, and increasing yield.
  Multi-family (excluding underlying co-operative mortgages), commercial real estate, and one-to-four family mixed-use property mortgage loans originated during 2Q18 had a yield of 4.27%, an increase of 30bps from 3.97% for 1Q18 and an increase of 8bps from 4.19% for 2Q17. We have maintained our asset quality as these loans had an average loan-to-value ratio of 46.3% and an average debt coverage ratio of 186%.
  The average interest rate obtained for 2Q18 new loans totaled 4.57%, an increase of 30bps compared to 4.27% for 1Q18 and of 53bps compared to 4.04% for 2Q17.
  The average rate of mortgage loan applications in the pipeline totaled 4.67% at June 30, 2018, as compared to 4.41% at March 31, 2018 and 4.17% at June 30, 2017.

Mr. Buran concluded, “Overall, we remain well capitalized and positioned to deliver profitable growth and long-term value to our shareholders as we continue to execute on our strategic objectives.”

Summary of Strategic Objectives

  Increase core deposits and continue to improve funding mix
  Increase net interest income by leveraging loan pricing opportunities and portfolio mix
  Enhance core earnings power by improving scalability and efficiency
  Manage credit risk
  Maintain well capitalized levels under all stress test scenarios

Earnings Summary:

Net Interest Income
Net interest income for 2Q18 was $42.6 million, a decrease of $1.0 million, or 2.2% YoY (2Q18 compared to 2Q17) but relatively unchanged QoQ (2Q18 compared to 1Q18). During 2Q18 the increase in the cost of funds outpaced the increase in the yield of interest-earning assets.

  Net interest margin of 2.76%, decreased 19bps YoY and 3bps QoQ
  Net interest spread of 2.60%, decreased 23bps YoY and 5bps QoQ
  Net interest income includes prepayment penalty income from loans and securities totaling $1.6 million in 2Q18 compared with $1.0 million in 2Q17 and $0.9 million in 1Q18, accelerated accretion of discount upon call of CLO securities of none in 2Q18 and 1Q18 and $0.4 million in 2Q17 and recovered interest from delinquent loans of $0.2 million in 2Q18, compared to $0.3 million in 2Q17 and $0.2 million in 1Q18
  Excluding prepayment penalty income, accelerated accretion of discount and recovered interest from nonaccrual loans, the yield on interest-earning assets was 3.98% in 2Q18, an improvement from 3.82% in 2Q17 and 3.91% in 1Q18, and the net interest margin was 2.64% in 2Q18, which decreased from 2.83% in 2Q17 and from 2.72% in 1Q18
  Average balance of total interest-earning assets of $6,181.2 million, increased $262.2 million, or 4.4%, YoY and $82.5 million, or 1.4%, QoQ
  Yield on interest-earning assets of 4.10%, increased 16bps YoY and 11bps QoQ
  Cost of interest-bearing liabilities of 1.50%, increased 39bps YoY and 16bps QoQ
  Cost of funds of 1.41%, increased 36bps YoY and 14bps QoQ, driven by increases in rates paid on certificates of deposit, government deposits and short-term borrowings resulting from the recent increases in the Fed Funds rate

Provision for loan losses
As a result of continued strong credit quality, there was no provision recorded for 2Q18 and 2Q17 compared to $0.2 million in 1Q18.

Non-interest Income
Non-interest income for 2Q18 was $3.2 million, an increase of $1.2 million, or 62.6% YoY, and unchanged QoQ.

  Non-interest income included net gains from the sale of loans of $0.4 million in 2Q18, primarily from the sale of $5.3 million in SBA loans, compared to net losses from the sale of loans of $0.3 million in 1Q18 and net gains of $34,000 in 2Q17
  Additionally, non-interest income included net losses from fair value adjustments of $0.3 million in 2Q18, $0.1 million in 1Q18 and $1.2 million in 2Q17 and gains from life insurance proceeds of $0.8 million in 1Q18 and $6,000 in 2Q17
  Absent all above items, non-interest income was $3.0 million, a decrease of $0.1 million YoY, but an increase of $0.2 million QoQ

Non-interest Expense
Non-interest expense for 2Q18 was $27.4 million, an increase of $1.3 million, or 5.1% YoY, but a decrease of $3.9 million, or 12.5% QoQ.

  Non-interest expense increased $1.3 million YoY primarily due to increases in consulting, legal and depreciation expense due to the growth of the Bank, but decreased $3.9 million QoQ due to 1Q18 including the impact of annual grants of employees and directors restricted stock unit awards
  The efficiency ratio was 59.6% in 2Q18 compared to 55.8% in 2Q17 and 69.3% in 1Q18

Provision for Income Taxes
The provision for income taxes in 2Q18 was $4.5 million, a decrease of $2.3 million, or 33.7% YoY, but an increase of $1.5 million, or 52.2% QoQ.

  Pre-tax income decreased by $1.1 million, or 5.6% YoY but increased $4.1 million, or 28.2% QoQ
  The effective tax rates were 24.4% in 2Q18, 34.7% in 2Q17 and 20.5% in 1Q18

Financial Condition Summary:

Loans:

  Net loans held for investment were $5,313.6 million reflecting an increase of 0.4% QoQ (not annualized) and 3.0% from December 31, 2017, as we continue to focus on the origination of multi-family, commercial real estate and commercial business loans with a full relationship while emphasizing rate over volume
  During the quarter, we saw an increase in loan satisfactions, which we decided not to refinance, as the interest rate demanded did not fit our strategy of emphasizing rate over volume.
  Loan originations and purchases of multi-family, commercial real estate and commercial business loans totaled $224.5 million for 2Q18, or 87.9% of loan production
  Loan pipeline was $322.9 million at June 30, 2018, compared to $325.6 million at March 31, 2018 and $279.1 million at June 30, 2017
  The loan-to-value ratio on our portfolio of real estate dependent loans as of June 30, 2018 totaled 38.9%

The following table shows the weighted average rate received from loan originations and purchases for the periods indicated:

	For the three months ended
	June 30,	March 31,	June 30,
Loan type	2018	2018	2017
Mortgage loans	4.40%	4.15%	4.01%
Non-mortgage loans	4.90%	4.43%	4.13%
Total loans	4.57%	4.27%	4.04%

Credit Quality:

  Non-performing loans totaled $14.8 million, a decrease of $3.3 million, or 18.4%, from $18.1 million at December 31, 2017
  Non-performing assets totaled $14.8 million, a decrease of $3.3 million, or 18.3%, from $18.1 million at December 31, 2017
  Classified assets totaled $44.2 million, an increase of $10.2 million, or 30.0%, from $34.0 million at December 31, 2017, primarily due to six business loan relationships being downgraded as they did not meet certain loan covenants; these loans remain current and accruing
  Loans classified as troubled debt restructured (TDR) totaled $10.6 million, a decrease of $2.6 million, or 19.6%, from $13.2 million at December 31, 2017, primarily due to the sale of one commercial TDR in 1Q18
  We anticipate continued low loss content in the portfolio, as our strong underwriting standards coupled with our practice of obtaining updated appraisals and recording charge-offs early in the delinquency process has resulted in a 35.1% average loan-to-value for non-performing loans collateralized by real estate at June 30, 2018
  Net charge-offs totaled $0.3 million during the six months ended June 30, 2018

Capital Management:

  The Company and Bank, at June 30, 2018, were both well capitalized under all applicable regulatory requirements
  During 2Q18, stockholders’ equity increased $2.7 million, or 0.5%, to $538.0 million due to net income of $13.9 million, partially offset by the declaration and payment of dividends on the Company’s common stock and repurchases of the Company’s common stock
  During 2Q18, the Company repurchased 227,581 treasury shares at an average cost of $26.04 per share; as of June 30, 2018, up to 808,836 shares may be repurchased under the authorized stock repurchase program, which has no expiration or maximum dollar limit
  Book value per common share increased to $19.00 at June 30, 2018, from $18.75 at March 31, 2018 and tangible book value per common share, a non-GAAP measure, increased to $18.44 at June 30, 2018, from $18.20 March 31, 2018

Conference Call Information:

  John R. Buran, President and Chief Executive Officer, and Susan K. Cullen, Senior Executive Vice President and Chief Financial Officer, will host a conference call on Wednesday, July 25, 2018 at 9:30 AM (ET) to discuss the Company’s strategy and results for the second quarter of 2018
  Dial-in for Live Call: 1-877-509-5836
  Webcast: https://services.choruscall.com/links/ffic180725.html
  Dial-in for Replay: 1-877-344-7529
  Replay Access Code: 10120867
  The conference call will be simultaneously webcast and archived through 5:00 PM (ET) on July 25, 2019

About Flushing Financial Corporation

Flushing Financial Corporation (Nasdaq:FFIC) is the holding company for Flushing Bank®, a New York State—chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers, businesses, professionals, corporate clients, and public entities by offering a full complement of deposit, loan, equipment finance, and cash management services through its banking offices located in Queens, Brooklyn, Manhattan, and Long Island. As a leader in real estate lending, the Bank’s experienced lending team creates mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. Flushing Bank is an Equal Housing Lender. The Bank also operates an online banking division consisting of iGObanking.com®, which offers competitively priced deposit products to consumers nationwide, and BankPurely®, our eco-friendly, healthier lifestyle community brand.

Additional information on Flushing Bank and Flushing Financial Corporation may be obtained by visiting the Company’s website at http://www.flushingbank.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “goals”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

1 See the table entitled “Reconciliation of Non-GAAP Financial Measures.”

- Statistical Tables Follow -

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	For the three months ended			For the six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017

Interest and Dividend Income
Interest and fees on loans	$57,322	$55,017	$51,631	$112,339	$102,516
Interest and dividends on securities:
Interest	5,616	5,468	6,432	11,084	12,527
Dividends	17	14	123	31	244
Other interest income	338	287	129	625	282
Total interest and dividend income	63,293	60,786	58,315	124,079	115,569

Interest Expense
Deposits	14,788	12,110	9,510	26,898	18,490
Other interest expense	5,865	6,067	5,188	11,932	10,073
Total interest expense	20,653	18,177	14,698	38,830	28,563

Net Interest Income	42,640	42,609	43,617	85,249	87,006
Provision for loan losses	-	153	-	153	-
Net Interest Income After Provision for Loan Losses	42,640	42,456	43,617	85,096	87,006

Non-interest Income
Banking services fee income	1,000	948	1,014	1,948	1,888
Net gain (loss) on sale of loans	421	(263)	34	158	244
Net loss from fair value adjustments	(267)	(100)	(1,159)	(367)	(1,537)
Federal Home Loan Bank of New York stock dividends	881	876	643	1,757	1,466
Gains from life insurance proceeds	-	776	6	776	1,167
Bank owned life insurance	776	762	807	1,538	1,602
Other income	357	201	603	558	807
Total non-interest income	3,168	3,200	1,948	6,368	5,637

Non-interest Expense
Salaries and employee benefits	15,291	18,455	15,424	33,746	32,528
Occupancy and equipment	2,476	2,577	2,654	5,053	5,150
Professional services	2,439	2,185	1,919	4,624	3,915
FDIC deposit insurance	547	500	503	1,047	829
Data processing	1,426	1,401	1,321	2,827	2,524
Depreciation and amortization	1,455	1,389	1,155	2,844	2,320
Other real estate owned/foreclosure expense	40	96	(96)	136	255
Net gain from sales of real estate owned	(27)	-	-	(27)	-
Other operating expenses	3,749	4,691	3,185	8,440	8,108
Total non-interest expense	27,396	31,294	26,065	58,690	55,629

Income Before Income Taxes	18,412	14,362	19,500	32,774	37,014

Provision for Income Taxes
Federal	3,311	2,607	5,576	5,918	10,325
State and local	1,178	343	1,199	1,521	1,704
Total taxes	4,489	2,950	6,775	7,439	12,029

Net Income	$13,923	$11,412	$12,725	$25,335	$24,985

Basic earnings per common share	$0.48	$0.39	$0.44	$0.88	$0.86
Diluted earnings per common share	$0.48	$0.39	$0.44	$0.88	$0.86
Dividends per common share	$0.20	$0.20	$0.18	$0.40	$0.36

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)
(Unaudited)

	June 30,	March 31,	December 31,
	2018	2018	2017
ASSETS
Cash and due from banks	$42,805	$91,959	$51,546
Securities held-to-maturity:
Mortgage-backed securities	7,963	7,968	7,973
Other securities	23,130	23,267	22,913
Securities available for sale:
Mortgage-backed securities	513,868	512,781	509,650
Other securities	214,755	216,480	228,704
Loans:
Multi-family residential	2,247,852	2,286,803	2,273,595
Commercial real estate	1,471,894	1,426,847	1,368,112
One-to-four family ― mixed-use property	564,474	566,930	564,206
One-to-four family ― residential	187,741	190,115	180,663
Co-operative apartments	7,839	6,826	6,895
Construction	33,826	23,887	8,479
Small Business Administration	14,405	20,004	18,479
Taxi medallion	6,225	6,617	6,834
Commercial business and other	783,904	768,440	732,973
Net unamortized premiums and unearned loan fees	15,647	16,395	16,763
Allowance for loan losses	(20,220)	(20,542)	(20,351)
Net loans	5,313,587	5,292,322	5,156,648
Interest and dividends receivable	24,184	22,578	21,405
Bank premises and equipment, net	30,658	31,314	30,836
Federal Home Loan Bank of New York stock	57,384	54,045	60,089
Bank owned life insurance	131,429	130,653	131,856
Goodwill	16,127	16,127	16,127
Other assets	91,726	83,277	61,527
Total assets	$6,467,616	$6,482,771	$6,299,274

LIABILITIES
Due to depositors:
Non-interest bearing	$388,467	$377,861	$385,269
Interest-bearing:
Certificate of deposit accounts	1,452,016	1,499,326	1,351,933
Savings accounts	225,815	246,888	290,280
Money market accounts	1,069,835	1,032,409	979,958
NOW accounts	1,422,745	1,479,319	1,333,232
Total interest-bearing deposits	4,170,411	4,257,942	3,955,403
Mortgagors' escrow deposits	50,781	65,979	42,606
Borrowed funds	1,250,732	1,177,101	1,309,653
Other liabilities	69,181	68,581	73,735
Total liabilities	5,929,572	5,947,464	5,766,666

STOCKHOLDERS' EQUITY
Preferred stock (5,000,000 shares authorized; none issued)	-	-	-
Common stock ($0.01 par value; 100,000,000 shares authorized; 31,530,595 shares issued at June 30, 2018, March 31, 2018 and December 31, 2017; 28,319,213
shares, 28,546,443 shares and 28,588,266 shares outstanding at June 30, 2018,
March 31, 2018 and December 31, 2017, respectively)	315	315	315
Additional paid-in capital	220,432	219,115	217,906
Treasury stock (3,211,382 shares, 2,984,152 shares and 2,942,329 shares at
June 30, 2018, March 31, 2018 and December 31, 2017, respectively)	(66,656)	(60,737)	(57,675)
Retained earnings	395,960	387,793	381,048
Accumulated other comprehensive loss, net of taxes	(12,007)	(11,179)	(8,986)
Total stockholders' equity	538,044	535,307	532,608

Total liabilities and stockholders' equity	$6,467,616	$6,482,771	$6,299,274

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in thousands, except per share data)
(Unaudited)

	At or for the three months ended						At or for the six months ended
	June 30,		March 31,		June 30,		June 30,		June 30,
	2018		2018		2017		2018		2017
Per Share Data
Basic earnings per share	$0.48		$0.39		$0.44		$0.88		$0.86
Diluted earnings per share	$0.48		$0.39		$0.44		$0.88		$0.86
Average number of shares outstanding for:
Basic earnings per common share computation	28,844,829		28,974,156		29,135,339		28,909,135		29,077,526
Diluted earnings per common share computation	28,845,611		28,974,757		29,135,945		28,910,034		29,080,182
Shares outstanding	28,319,213		28,546,443		28,803,937		28,319,213		28,803,937
Book value per common share (1)	$19.00		$18.75		$18.54		$19.00		$18.54
Tangible book value per common share (2)	$18.44		$18.20		$18.00		$18.44		$18.00

Stockholders' Equity
Stockholders' equity	$538,044		$535,307		$534,091		$538,044		$534,091
Tangible stockholders' equity	522,208		519,471		518,355		522,208		518,355

Average Balances
Total loans, net	$5,316,033		$5,231,377		$4,962,734		$5,273,939		$4,915,652
Total interest-earning assets	6,181,186		6,098,706		5,918,981		6,140,173		5,896,514
Total assets	6,484,882		6,403,396		6,218,072		6,444,364		6,193,596
Total due to depositors	4,310,491		4,176,457		4,065,810		4,243,844		4,076,859
Total interest-bearing liabilities	5,515,580		5,442,554		5,287,720		5,479,268		5,271,271
Stockholders' equity	532,027		529,281		529,451		530,662		523,658

Performance Ratios (3)
Return on average assets	0.86%		0.71%		0.82%		0.79%		0.81%
Return on average equity	10.47		8.62		9.61		9.55		9.54
Yield on average interest-earning assets	4.10		3.99		3.94		4.04		3.92
Cost of average interest-bearing liabilities	1.50		1.34		1.11		1.42		1.08
Cost of funds	1.41		1.27		1.05		1.34		1.03
Interest rate spread during period	2.60		2.65		2.83		2.62		2.84
Net interest margin	2.76		2.79		2.95		2.78		2.95
Non-interest expense to average assets	1.69		1.95		1.68		1.82		1.80
Efficiency ratio (4)	59.58		69.34		55.80		64.41		59.87
Average interest-earning assets to average
interest-bearing liabilities	1.12	X	1.12	X	1.12	X	1.12	X	1.12	X
  Calculated by dividing stockholders’ equity by shares outstanding.
  Calculated by dividing tangible stockholders’ common equity, a non-GAAP measure by shares outstanding. Tangible stockholders’ common equity is stockholders’ equity less intangible assets (goodwill, net of deferred taxes). See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.
  Ratios are presented on an annualized basis, where appropriate.
  Efficiency ratio, a non-GAAP measure, was calculated by dividing non-interest expense (excluding OREO expense and the net gain/loss from the sale of OREO) by the total of net interest income and non-interest income (excluding net gains and losses from fair value adjustments and life insurance proceeds).

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

	At or for the six	At or for the year	At or for the six
	months ended	ended	months ended
	June 30, 2018	December 31, 2017	June 30, 2017

Selected Financial Ratios and Other Data

Regulatory capital ratios (for Flushing Financial Corporation):
Tier 1 capital	$572,189	$563,426	$558,756
Common equity Tier 1 capital	534,036	527,727	524,830
Total risk-based capital	667,409	658,777	655,913

Tier 1 leverage capital (well capitalized = 5%)	8.79%	9.02%	9.00%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	11.07	11.59	11.43
Tier 1 risk-based capital (well capitalized = 8.0%)	11.87	12.38	12.17
Total risk-based capital (well capitalized = 10.0%)	13.84	14.47	14.29

Regulatory capital ratios (for Flushing Bank only):
Tier 1 capital	$644,880	$631,285	$624,074
Common equity Tier 1 capital	644,880	631,285	624,074
Total risk-based capital	665,100	651,636	646,231

Tier 1 leverage capital (well capitalized = 5%)	9.90%	10.11%	10.04%
Common equity Tier 1 risk-based capital (well capitalized = 6.5%)	13.37	13.87	13.58
Tier 1 risk-based capital (well capitalized = 8.0%)	13.37	13.87	13.58
Total risk-based capital (well capitalized = 10.0%)	13.79	14.31	14.07

Capital ratios:
Average equity to average assets	8.23%	8.53%	8.45%
Equity to total assets	8.32	8.46	8.50
Tangible common equity to tangible assets (1)	8.09	8.22	8.27

Asset quality:
Non-accrual loans (2)	$14,059	$15,710	$14,130
Non-performing loans	14,789	18,134	15,459
Non-performing assets	14,824	18,134	15,459
Net charge-offs/ (recoveries)	284	11,739	72

Asset quality ratios:
Non-performing loans to gross loans	0.28%	0.35%	0.31%
Non-performing assets to total assets	0.23	0.29	0.25
Allowance for loan losses to gross loans	0.38	0.39	0.44
Allowance for loan losses to non-performing assets	136.40	112.23	143.33
Allowance for loan losses to non-performing loans	136.72	112.23	143.33

Full-service customer facilities	18	18	19

  See “Calculation of Tangible Stockholders’ Common Equity to Tangible Assets”.
  Excludes performing non-accrual TDR loans.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NET INTEREST MARGIN
(Dollars in thousands)
(Unaudited)

	For the three months ended
	June 30, 2018				March 31, 2018				June 30, 2017
	Average		Yield/		Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost		Balance	Interest	Cost
Interest-earning Assets:
Mortgage loans, net	$4,509,778	$47,673	4.23%		$4,442,870	$46,112	4.15%		$4,297,697	$44,879	4.18%
Other loans, net	806,255	9,649	4.79		788,507	8,905	4.52		665,037	6,752	4.06
Total loans, net (1)	5,316,033	57,322	4.31		5,231,377	55,017	4.21		4,962,734	51,631	4.16
Taxable securities:
Mortgage-backed
securities	533,088	3,754	2.82		524,710	3,507	2.67		532,938	3,418	2.57
Other securities	122,601	1,023	3.34		131,078	1,121	3.42		217,599	2,171	3.99
Total taxable securities	655,689	4,777	2.91		655,788	4,628	2.82		750,537	5,589	2.98
Tax-exempt securities: (2)
Other securities	124,058	856	2.76		124,125	854	2.75		145,812	966	2.65
Total tax-exempt securities	124,058	856	2.76		124,125	854	2.75		145,812	966	2.65
Interest-earning deposits
and federal funds sold	85,406	338	1.58		87,416	287	1.31		59,898	129	0.86
Total interest-earning
assets	6,181,186	63,293	4.10		6,098,706	60,786	3.99		5,918,981	58,315	3.94
Other assets	303,696				304,690				299,091
Total assets	$6,484,882				$6,403,396				$6,218,072

Interest-bearing Liabilities:
Deposits:
Savings accounts	$235,564	285	0.48		$265,895	389	0.59		$279,723	399	0.57
NOW accounts	1,444,889	3,364	0.93		1,540,465	3,148	0.82		1,517,726	2,331	0.61
Money market accounts	1,110,690	3,983	1.43		1,025,727	3,075	1.20		858,066	1,651	0.77
Certificate of deposit
accounts	1,519,348	7,118	1.87		1,344,370	5,463	1.63		1,410,295	5,099	1.45
Total due to depositors	4,310,491	14,750	1.37		4,176,457	12,075	1.16		4,065,810	9,480	0.93
Mortgagors' escrow
accounts	77,343	38	0.20		58,960	35	0.24		73,838	30	0.16
Total interest-bearing deposits	4,387,834	14,788	1.35		4,235,417	12,110	1.14		4,139,648	9,510	0.92
Borrowings	1,127,746	5,865	2.08		1,207,137	6,067	2.01		1,148,072	5,188	1.81
Total interest-bearing
liabilities	5,515,580	20,653	1.50		5,442,554	18,177	1.34		5,287,720	14,698	1.11
Non interest-bearing
demand deposits	370,790				364,983				336,036
Other liabilities	66,485				66,578				64,865
Total liabilities	5,952,855				5,874,115				5,688,621
Equity	532,027				529,281				529,451
Total liabilities and equity	$6,484,882				$6,403,396				$6,218,072

Net interest income /
net interest rate spread		$42,640	2.60%			$42,609	2.65%			$43,617	2.83%

Net interest-earning assets /
net interest margin	$665,606		2.76%		$656,152		2.79%		$631,261		2.95%

Ratio of interest-earning
assets to interest-bearing
liabilities			1.12	X			1.12	X			1.12	X

  Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $0.3 million, $0.1 million and $0.3 million for the three months ended June 30, 2018, March 31, 2018 and June 30, 2017, respectively.
  Interest income on tax-exempt securities does not include the tax benefit of the tax-exempt securities.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NET INTEREST MARGIN
(Dollars in thousands)
(Unaudited)

	For the six months ended
	June 30, 2018				June 30, 2017
	Average		Yield/		Average		Yield/
	Balance	Interest	Cost		Balance	Interest	Cost
Interest-earning Assets:
Mortgage loans, net	$4,476,509	$93,785	4.19%		$4,255,822	$89,308	4.20%
Other loans, net	797,430	18,554	4.65		659,830	13,208	4.00
Total loans, net (1)	5,273,939	112,339	4.26		4,915,652	102,516	4.17
Taxable securities:
Mortgage-backed
securities	528,922	7,261	2.75		531,448	6,784	2.55
Other securities	126,816	2,144	3.38		228,412	4,053	3.55
Total taxable securities	655,738	9,405	2.87		759,860	10,837	2.85
Tax-exempt securities: (2)
Other securities	124,091	1,710	2.76		146,155	1,934	2.65
Total tax-exempt securities	124,091	1,710	2.76		146,155	1,934	2.65
Interest-earning deposits
and federal funds sold	86,405	625	1.45		74,847	282	0.75
Total interest-earning
assets	6,140,173	124,079	4.04		5,896,514	115,569	3.92
Other assets	304,191				297,082
Total assets	$6,444,364				$6,193,596

Interest-bearing Liabilities:
Deposits:
Savings accounts	$250,646	674	0.54		$267,059	706	0.53
NOW accounts	1,492,413	6,512	0.87		1,542,857	4,538	0.59
Money market accounts	1,068,443	7,058	1.32		859,415	3,150	0.73
Certificate of deposit
accounts	1,432,342	12,581	1.76		1,407,528	10,039	1.43
Total due to depositors	4,243,844	26,825	1.26		4,076,859	18,433	0.90
Mortgagors' escrow
accounts	68,202	73	0.21		64,280	57	0.18
Total interest-bearing
deposits	4,312,046	26,898	1.25		4,141,139	18,490	0.89
Borrowings	1,167,222	11,932	2.04		1,130,132	10,073	1.78
Total interest-bearing
liabilities	5,479,268	38,830	1.42		5,271,271	28,563	1.08
Non interest-bearing
demand deposits	367,903				333,142
Other liabilities	66,531				65,525
Total liabilities	5,913,702				5,669,938
Equity	530,662				523,658
Total liabilities and
equity	$6,444,364				$6,193,596

Net interest income /
net interest rate spread		$85,249	2.62%			$87,006	2.84%

Net interest-earning assets /
net interest margin	$660,905		2.78%		$625,243		2.95%

Ratio of interest-earning
assets to interest-bearing
liabilities			1.12	X			1.12	X

  Loan interest income includes loan fee income (which includes net amortization of deferred fees and costs, late charges, and prepayment penalties) of approximately $0.4 million and $1.0 million for the six months ended June 30, 2018 and 2017, respectively.
  Interest income on tax-exempt securities does not include the tax benefit of the tax-exempt securities.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
DEPOSIT COMPOSITION
(Unaudited)

				June 2018 vs.			June 2018 vs.
	June 30,	March 31,	December 31,	December 2017	September 30,	June 30,	June 2017,
(Dollars in thousands)	2018	2018	2017	% Change	2017	2017	% Change
Deposits
Non-interest bearing	$388,467	$377,861	$385,269	0.8%	$362,509	$349,302	11.2%
Interest bearing:
Certificate of deposit
accounts	1,452,016	1,499,326	1,351,933	7.4%	1,404,555	1,332,377	9.0%
Savings accounts	225,815	246,888	290,280	-22.2%	323,186	325,815	-30.7%
Money market accounts	1,069,835	1,032,409	979,958	9.2%	991,706	837,565	27.7%
NOW accounts	1,422,745	1,479,319	1,333,232	6.7%	1,308,821	1,368,441	4.0%
Total interest-bearing
deposits	4,170,411	4,257,942	3,955,403	5.4%	4,028,268	3,864,198	7.9%

Total deposits	$4,558,878	$4,635,803	$4,340,672	5.0%	$4,390,777	$4,213,500	8.2%

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
LOANS
(Unaudited)
Loan Originations and Purchases

	For the three months			For the six months
	June 30,	March 31,	June 30,	June 30,	June 30,
(In thousands)	2018	2018	2017	2018	2017
Multi-family residential	$70,972	$81,181	$63,469	$152,153	$190,177
Commercial real estate	64,890	71,554	123,559	136,444	159,291
One-to-four family – mixed-use property	12,294	16,068	13,656	28,362	32,198
One-to-four family – residential	6,974	16,968	4,860	23,942	10,780
Co-operative apartments	1,500	-	-	1,500	-
Construction	9,940	14,679	4,429	24,619	6,973
Small Business Administration	228	1,967	1,870	2,195	2,511
Commercial business and other	88,612	139,407	49,312	228,019	125,796
Total	$255,410	$341,824	$261,155	$597,234	$527,726

Loan Composition

				June 2018 vs.			June 2018 vs.
	June 30,	March 31,	December 31,	December 2017	September 30,	June 30,	June 2017
(Dollars in thousands)	2018	2018	2017	% Change	2017	2017	% Change
Loans held for investment:
Multi-family residential	$2,247,852	$2,286,803	$2,273,595	-1.1%	$2,236,173	$2,243,643	0.2%
Commercial real estate	1,471,894	1,426,847	1,368,112	7.6%	1,352,775	1,349,634	9.1%
One-to-four family ―
mixed-use property	564,474	566,930	564,206	0.0%	556,723	556,906	1.4%
One-to-four family ― residential	187,741	190,115	180,663	3.9%	177,578	181,213	3.6%
Co-operative apartments	7,839	6,826	6,895	13.7%	7,035	7,069	10.9%
Construction	33,826	23,887	8,479	298.9%	15,811	16,842	100.8%
Small Business Administration	14,405	20,004	18,479	-22.0%	14,485	10,591	36.0%
Taxi medallion	6,225	6,617	6,834	-8.9%	18,165	18,303	-66.0%
Commercial business and other	783,904	768,440	732,973	6.9%	674,706	644,262	21.7%
Net unamortized premiums
and unearned loan fees	15,647	16,395	16,763	-6.7%	16,925	17,217	-9.1%
Allowance for loan losses	(20,220)	(20,542)	(20,351)	-0.6%	(25,269)	(22,157)	-8.7%
Net loans	$5,313,587	$5,292,322	$5,156,648	3.0%	$5,045,107	$5,023,523	5.8%

Net Loans Activity

	Three Months Ended
	June 30,	March 31,	December 31,	September, 30	June 30,
(In thousands)	2018	2018	2017	2017	2017
Loans originated and purchased	$255,410	$341,824	$328,819	$182,925	$261,155
Principal reductions	(226,030)	(202,059)	(209,400)	(155,007)	(143,195)
Loans transferred to held-for-sale	-	-	-	-	(30,565)
Loans sold	(7,273)	(2,703)	(1,018)	(2,606)	(16,337)
Loan charged-offs	(416)	(85)	(11,616)	(324)	(350)
Foreclosures	-	(744)	-	-	-
Net change in deferred (fees) and costs	(748)	(368)	(162)	(292)	381
Net change in the allowance for loan losses	322	(191)	4,918	(3,112)	54
Total loan activity	$21,265	$135,674	$111,541	$21,584	$71,143

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
NON-PERFORMING ASSETS and NET CHARGE-OFFS
(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2018	2018	2017	2017	2017
Loans 90 Days Or More Past Due
and Still Accruing:
Multi-family residential	$-	$-	$-	$415	$-
Commercial real estate	-	1,668	2,424	38	-
One-to-four family - mixed-use property	-	-	-	129	-
Construction	730	-	-	-	602
Taxi medallion	-	-	-	1,147	727
Total	730	1,668	2,424	1,729	1,329

Non-accrual Loans:
Multi-family residential	2,165	2,193	3,598	1,309	1,537
Commercial real estate	1,448	1,894	1,473	1,147	1,948
One-to-four family - mixed-use property	2,157	2,396	1,867	2,217	2,971
One-to-four family - residential	6,969	7,542	7,808	7,434	7,616
Co-operative apartments	575	-	-	-	-
Small Business Administration	-	41	46	50	53
Taxi medallion(1)	743	906	918	-	-
Commercial business and other	2	-	-	4	5
Total	14,059	14,972	15,710	12,161	14,130

Total Non-performing Loans	14,789	16,640	18,134	13,890	15,459

Other Non-performing Assets:
Real estate acquired through foreclosure	-	638	-	-	-
Other asset acquired through foreclosure	35	106	-	-	-
Total	35	744	-	-	-

Total Non-performing Assets	$14,824	$17,384	$18,134	$13,890	$15,459

Non-performing Assets to Total Assets	0.23%	0.27%	0.29%	0.22%	0.25%
Allowance For Loan Losses to Non-performing Loans	136.7%	123.5%	112.2%	181.9%	143.3%

(1)  Not included in the above analysis are troubled debt restructured taxi medallion loans totaling $5.5 million in 2Q18, $5.7 million in 1Q18, $5.9 million in 4Q17, $4.1 million in 3Q17 and $3.4 million in 2Q17.

Net Charge-Offs (Recoveries)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(In thousands)	2018	2018	2017	2017	2017
Multi-family residential	$28	$51	$(1)	$224	$(53)
Commercial real estate	-	-	(3)	(25)	4
One-to-four family – mixed-use property	(79)	-	(37)	1	(67)
One-to-four family – residential	(4)	(107)	212	(58)	170
Small Business Administration	18	19	109	(17)	14
Taxi medallion	353	-	11,229	-	-
Commercial business and other	6	(1)	4	29	(14)
Total net loan charge-offs (recoveries)	$322	$(38)	$11,513	$154	$54

Core Diluted EPS, Core ROAE, Core ROAA, tangible book value per common share and core earnings before provision and income taxes are each non-GAAP measures used in this release. A reconciliation to the most directly comparable GAAP financial measures appears in tabular form at the end of this release. The Company believes that these measures are useful for both investors and management to understand the effects of certain non-interest items and provide an alternative view of the Company's performance over time and in comparison to the Company's competitors. These measures should not be viewed as a substitute for net income. The Company believes that tangible book value per common share is useful for both investors and management as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company's capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total shareholders' equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
RECONCILIATION OF GAAP EARNINGS and CORE EARNINGS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017

GAAP income before income taxes	$18,412	$14,362	$19,500	$32,774	$37,014

Net loss from fair value adjustments	267	100	1,159	367	1,537
Gain from life insurance proceeds	-	(776)	(6)	(776)	(1,167)

Core income before taxes	18,679	13,686	20,653	32,365	37,384

Provision for income taxes for core income	4,573	2,982	7,129	7,555	12,149

Core net income	$14,106	$10,704	$13,524	$24,810	$25,235

GAAP diluted earnings per common share	$0.48	$0.39	$0.44	$0.88	$0.86

Net loss from fair value adjustments, net of tax	0.01	-	0.02	0.01	0.04
Gain from life insurance proceeds	-	(0.03)	-	(0.03)	(0.04)

Core diluted earnings per common share[1]	$0.49	$0.37	$0.46	$0.86	$0.87

Core net income, as calculated above	$14,106	$10,704	$13,524	$24,810	$25,235
Average assets	6,484,882	6,403,396	6,218,072	6,444,364	6,193,596
Average equity	532,027	529,281	529,451	530,662	523,658
Core return on average assets[2]	0.87%	0.67%	0.87%	0.77%	0.81%
Core return on average equity[2]	10.61%	8.09%	10.22%	9.35%	9.64%

(1) Core diluted earnings per common share may not foot due to rounding.
(2) Ratios are calculated on an annualized basis.

FLUSHING FINANCIAL CORPORATION and SUBSIDIARIES
CALCULATION OF TANGIBLE STOCKHOLDERS’
COMMON EQUITY to TANGIBLE ASSETS
(Unaudited)

	June 30,	December 31,	June 30,
(Dollars in thousands)	2018	2017	2017
Total Equity	$538,044	$532,608	$534,091
Less:
Goodwill	(16,127)	(16,127)	(16,127)
Intangible deferred tax liabilities	291	291	391
Tangible Stockholders' Common Equity	$522,208	$516,772	$518,355

Total Assets	$6,467,616	$6,299,274	$6,285,236
Less:
Goodwill	(16,127)	(16,127)	(16,127)
Intangible deferred tax liabilities	291	291	391
Tangible Assets	$6,451,780	$6,283,438	$6,269,500

Tangible Stockholders' Common Equity to Tangible Assets	8.09%	8.22%	8.27%